1
EXHIBIT

10.1
On March

18, 2020,

the Board

of Directors

(the “Board”)

of First

BanCorp (the

“Corporation”), upon

the recommendation

of the
Compensation

and

Benefits

Committee

(the

“Committee”),

approved

a

forward

plan

with

respect

to

the

compensation

structure

for
Roberto

R.

Herencia,

until

reaching

a

total

of

$500,000

by

the

end

of

2022

and

onward.

Following

is

a

description

of

the
compensation structure for Mr. Herencia:
●
$400,000

annual

cash

retainer

for

his

services

as

the

non-management

Chairman

of

the

Board

of

the

Corporation

and
FirstBank Puerto Rico; and
●
$100,000 in a restricted stock grant in September of each year,

subject to a twelve-month vesting period.

Mr.

Herencia

does

not

receive

any

additional

compensation

for

his

duties

and

responsibilities

as

chair

or

member

of

any

of

the
Corporation’s Board committees.

In

2022,

the

Committee

engaged

Pearl

Meyer

as an

independent

consultant

to

evaluate

the

competitiveness

of

the

Corporation’s
Director compensation

program and,

based on

the results

of the

competitive analysis

provided and,

upon the

recommendation of

the
Committee, on

September 29, 2022,

the Board of

the Corporation approved

changes to the

compensation for

non-employee directors,
effective October 1,

2022. In this regard,

the Board approved increases

in the additional annual

cash retainers relating to

certain of the
Board committees. Following is a description of the compensation structure for non-employee directors:
Each director

is paid fees

for services as

a Director in

a total amount

equal to $115,000

per year (such

amount, the “Annual

Fee”).
The Annual Fee is payable

$75,000 in cash (the “Annual Retainer”)

and $40,000 in the form of

an annual grant of restricted stock

(the
“Restricted

Stock”),

under

the

First

BanCorp

Omnibus

Incentive

Plan,

as

amended.

The

Annual

Retainer

shall

be

paid

in

equal
installments on

a monthly

basis over

a twelve-month

period. The

Restricted Stock

shall be

subject to

a twelve-month

vesting period.
In

addition,

the

Directors

receive

additional

compensation in

the form

of retainers

depending

upon

the Board

committees on

which
they serve, as follows:

● $25,000 additional annual cash retainer for the Chair of the Audit, Credit and Risk Committees;
●
$15,000 additional annual cash retainer for the Chair of the Compensation and Benefits

Committee;
●
$12,500 additional annual cash retainer for the Chair of the Corporate Governance and Nominating Committee;
●
$5,000 additional annual cash retainer for the Chair of the Trust,

and Asset/Liability Committees;
●
$10,000

additional

annual

cash retainer

for

each member

of the

Audit

Committee,

other

than

the

Chair

of

such committee
who receive the previously identified cash retainer;
●
$6,500 additional annual cash retainer for each member of

the Compensation and Benefits Committee, other than the Chair of such committee who receive the previously identified cash retainer;
●
$6,000 additional

annual cash retainer

for each member

of the Risk

Committee, other

than the Chair

of such committee

who
receive the previously identified cash retainer; and
●
$5,000

additional

annual

cash

retainer

for

each

member

of

the

Corporate

Governance

and

Nominating,

and

Credit
Committees, other than the Chair of such committees who receive the previously identified cash retainer.
On March

24, 2022,

the Board

approved the

amendment to

the Director

Stock Ownership

Guidelines (the

“Guidelines”), pursuant
to

which

non-management

directors

are

expected

to

hold

an

investment

position

in

our

Common

Stock

having

a

market

value
equivalent to

four times the

Annual Retainer.

Directors are required

to achieve the

ownership goal

within five

years after the

Board’s
adoption of the amended Guidelines or the director’s initial appointment to the Board, whichever is later.